UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     March 2, 2005
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                            GREATER COMMUNITY BANCORP
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             (Exact name of registrant as specified in its charter)


         NEW JERSEY                 01-14294                  22-2545165
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(State or other                   (Commission               (IRS Employer
 jurisdiction of                    File No.)                Identification No.)
 incorporation)

    55 UNION BOULEVARD, TOTOWA, NJ                                     07512
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code: 973-942-1111
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 2, 2005, Greater Community Bancorp (the "Company") and Greater Community Bank entered into an employment agreement with Mr. Bruno relating to his continued employment as the Company's Chairman and Chief Executive Officer and as the Chairman, President and Chief Executive Officer of Greater Community Bank. The agreement provides for a term of one year that continuously renews on a daily basis. Mr. Bruno will be paid a minimum annual base salary of $475,000, plus an annual evaluation whether to award a bonus based on performance and other relevant considerations. Mr. Bruno's Supplemental Executive Retirement Plan (SERP) will continue in effect. Mr. Bruno will also continue to participate in various employee benefit plans available to executives, including the 401(K) Plan, medical insurance plan, group term life insurance plan, and group disability plan. Mr. Bruno receives an auto allowance of not less than $900 per month and certain other benefits. He also remains eligible for the award of stock options under the Company's stock options plans in effect from time to time.

If the Company terminates Mr. Bruno's employment without "just cause" or if Mr. Bruno resigns upon at least one year's notice, he would be entitled to receive as a severance benefit a continuation of his then base salary, as well as a continuation of other benefits, for a period of one year after the termination of employment. Such severance benefits would not be payable if Mr. Bruno competes with the Company or any bank subsidiary of the Company in the manner and within the geographical area described in the agreement. In the event of certain terminations of employment within twelve months after a "change of control" of the Company or Bergen Commercial Bank, as defined in the agreement, Mr. Bruno is generally entitled to receive 2.5 times his base annual compensation, less amounts paid after the change of control occurs, plus a continuation of other benefits for one year.

Also on March 2, 2005, the Company and Bergen Commercial Bank entered into a new employment agreement with C. Mark Campbell relating to his continued employment as the Company's President and Chief Operating Officer and as the President and Chief Executive Officer of Bergen Commercial Bank. The new agreement supersedes Mr. Campbell's 1998 employment agreement. Mr. Campbell will be paid a minimum annual base salary of $370,000, plus an annual evaluation whether to award a bonus based on performance and other relevant considerations. Mr. Campbell's Supplemental Executive Retirement Plan (SERP) will continue in effect. In all other respects Mr. Campbell's new employment agreement is the same as Mr. Bruno's agreement described above.

Item 9.01  Financial Statements and Exhibits.

         (c) Exhibits. The following exhibit is being filed with this Report and is attached hereto:

              10.11 Employment  Agreement  of Anthony M. Bruno,  Jr. dated as of
                    March 2, 2005, by and between Greater Community Bancorp and Anthony M. Bruno, Jr.

              10.12 Employment  Agreement of C. Mark Campbell  dated as of March
                    2, 2005, by and between Greater Community Bancorp and C. Mark Campbell.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            GREATER COMMUNITY BANCORP
                                            (Registrant)




Date: March 7, 2005                         /s/Naqi A. Naqvi
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                                            (Signature)
                                            Naqi A. Naqvi
                                            Senior Vice President, Treasurer
                                            and CFO